Assured Guaranty Completes Merger of Assured Guaranty Municipal Corp. into Assured Guaranty Inc. Merger Enhances Capital Structure and Creates Operational Efficiency Hamilton, Bermuda – August 1, 2024 – Assured Guaranty Ltd. (NYSE: AGO) (together with its subsidiaries, Assured Guaranty) announced today that Assured Guaranty Municipal Corp. (AGM) completed its merger with and into Assured Guaranty Inc. (AG), with AG as the surviving company. The planned merger was announced on July 8, 2024 and is effective as of August 1, 2024. As of today, all obligations of AGM are now obligations of AG, and Assured Guaranty UK Limited and Assured Guaranty (Europe) SA are now subsidiaries of AG. At the time of merger, AG and AGM had identical financial strength ratings with stable outlooks: AA+ at Kroll Bond Rating Agency, AA at S&P Global Ratings and A1 at Moody’s Ratings. All three rating agencies have indicated that they see no change to Assured Guaranty’s financial strength as a result of the merger. For example, KBRA wrote that it “views the merger and the resultant simplification of the overall organizational structure as creating capital, operational, and regulatory efficiencies, as well as enhancing Assured Guaranty Ltd.'s overall global platform and scale as management continues to position its business to optimize its market position and future growth opportunities.” “As we said when we announced the plan to form the new AG, this merger creates a larger scale company with a greater capital base to support each of our insured obligations and a more diversified insured portfolio. It also simplifies administrative processes and our brand marketing.” said Dominic Frederico, President and CEO. “All this positions us even better for industry leadership and future growth.” AG will continue to be domiciled in Maryland, with the Maryland Insurance Administration (MIA) as its primary regulator. In connection with the merger, the MIA approved a $300 million stock redemption (sometimes described as a “special dividend”) by the combined company, which is expected to be effectuated shortly following the merger. Links to further information on the merger (including a Presentation, a Q&A, and rating agency comments) can be found on the homepage of AssuredGuaranty.com. Cautionary Statement Regarding Forward-Looking Statements Any forward-looking statements made in this press release, including those regarding growth opportunities for Assured Guaranty, demand for its product, and sustained economic conditions for increased new business, reflect Assured Guaranty’s current views with respect to future events and are made pursuant to the safe harbor provisions

2 of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These risks and uncertainties include, but are not limited to, difficulties executing Assured Guaranty’s business strategy; those risks and uncertainties resulting from changes in rating agency models or opinions; the adequacy of Assured Guaranty’s capital and its ability to manage such capital efficiently; Assured Guaranty’s positioning for future growth and industry leadership; adverse credit developments in Assured Guaranty’s insured portfolio and the impact of those developments on rating agency models and opinions; other risks and uncertainties that have not been identified at this time, management’s response to these factors, and other risk factors identified in Assured Guaranty’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward- looking statements, which are made as of August 1, 2024. Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. About Assured Guaranty Ltd. Assured Guaranty Ltd. is a publicly traded (NYSE: AGO), Bermuda-based holding company. Through its subsidiaries, Assured Guaranty provides credit enhancement products to the U.S. and non-U.S. public finance, infrastructure and structured finance markets. Assured Guaranty also participates in the asset management business through its ownership interest in Sound Point Capital Management, LP and certain of its investment management affiliates. More information on Assured Guaranty can be found at: AssuredGuaranty.com. Investor Relations: Robert Tucker, 212-339-0861 Senior Managing Director, Investor Relations and Corporate Communications rtucker@agltd.com Media: Ashweeta Durani, 212-408-6042 Director, Corporate Communications adurani@agltd.com